                                                                    Exhibit 10.1

NAME OF PURCHASER:  SDS Merchant Fund, L.P.
                    -----------------------

To:  ORTHOVITA, INC.
     45 GREAT VALLEY PARKWAY
     MALVERN, PA  19355

                                 ORTHOVITA, INC.
                             SUBSCRIPTION AGREEMENT

     WHEREAS, Orthovita, Inc., a Pennsylvania corporation (the "Company"), has granted SDS Merchant Fund, L.P. (the "Purchaser") two warrant certificates (collectively, the "Warrants"), each dated as of September 17, 2001, to purchase an aggregate 500,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock");

     WHEREAS, the Purchaser and the Company have agreed to enter into this Subscription Agreement (the "Subscription Agreement"), pursuant to which the Purchaser shall surrender the Warrants to the Company in exchange for and as partial consideration for the purchase of newly-issued shares of the Company's Common Stock;

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:

                                   SECTION 1.
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     1.1 Subscription. The undersigned, intending to be legally bound, hereby
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subscribes for and agrees to purchase five hundred thousand (500,000) shares (the "Shares") of Common Stock of the Company, in accordance with the terms and conditions of this Subscription Agreement, for the aggregate purchase price (the "Aggregate Purchase Price") consisting of (i) one million two hundred thousand U.S. dollars (USD$1,200,000) in cash and (ii) the surrender to the Company of the Warrants.

     1.2 Purchase of Shares; Delivery of Documents. At the Closing (as defined
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in Section 2.1 below), subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Shares for the Aggregate Purchase Price.

     1.3 Pricing of the Shares of Common Stock. The "Purchase Price" shall mean,
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for each Share of Common Stock, an amount equal to the sum of (i) USD$2.40 per Share, which shall be payable by Purchaser in immediately available funds (the "Cash Portion") and (ii) USD$0.50 per Share, which the parties agree is the value of the right to purchase one share of Common Stock under the Warrants (the "Warrant Portion"). The Warrant Portion shall be payable in the form of surrendering the Warrants to the Company for cancellation on the books and records of the Company.

                                   SECTION 2.
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     2.1 Closing. The closing of the purchase and sale of the Shares (the
         -------
"Closing") shall take place at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103 or such other place as may be mutually agreed by the Company and the Purchaser, immediately following the execution of this Agreement by the Purchaser and the Company. At the Closing of the purchase and sale of the Shares subscribed to by the Purchaser, the Company shall prepare for delivery to the Purchaser certificates for the Common Stock to be issued and sold to the Purchaser, duly registered in the Purchaser's name against payment in full by the Purchaser of the Aggregate Purchase Price, the Cash Portion of which shall be deposited or sent by wire transfer to an account or accounts designated in writing by the Company.

     2.2 Closing Deliveries.
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          (a) At or prior to the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following in form and substance reasonably satisfactory to the Purchaser:

               (i)   An executed copy of this Subscription Agreement;

               (ii) A certificate representing the Shares of Common Stock purchased by the Purchaser, registered in the name of such Purchaser, in form satisfactory to such Purchaser (provided that delivery of such certificate on or before the second business day immediately after the date of the Closing shall be deemed to satisfy the Company's obligation in this Section 2.2(a)(ii));

               (iii) An executed Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"); and
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               (iv) Such other documents relating to the transaction as the Purchaser and its counsel may reasonably request.

          (b) At or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following in form and substance reasonably satisfactory to the Company:

               (i)   An executed copy of this Subscription Agreement;

               (ii)  The aggregate Cash Portion (USD$1,200,000);

               (iii) the original instruments representing the Warrants for surrender and cancellation on the books and records of the Company; and

               (iv) Such other documents relating to the transaction as the Company and its counsel may reasonably request.

     2.3 Waiver of Rights. In consideration of the offer to sell the Shares
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hereunder and enter into the Registration Rights Agreement, and as a condition to the Closing, the Purchaser hereby irrevocably waives any and all rights previously granted to it by the Company under the Warrants or any agreement entered into in connection therewith, including without limitation any registration rights with respect to the shares issuable upon the exercise of the Warrants.

                                   SECTION 3.
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     3.1  Representations and Warranties of the Company.
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     The Company represents and warrants that:

     (a) Each of the Company and its subsidiaries is a corporation duly organized and validly subsisting under the laws of the state of its formation, and duly qualified to do business and in good standing as a foreign corporation in each state in which the nature of its business or properties requires such qualification (except where failure as to qualify would not have a material adverse effect on the Company taken as a whole), and the Company has full power and authority, corporate and otherwise, to enter into and perform this Subscription Agreement, and to execute and deliver the various instruments and documents provided for herein.

     (b) The execution, delivery and performance by the Company of this Subscription Agreement and the Registration Rights Agreement, and the issuance and delivery by the Company of the Shares as contemplated hereby, have been duly authorized by all necessary corporate action and will not violate any provision of law, court order or decree, or of the Company's Articles of Incorporation or Bylaws, or result in the breach of, constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument to which the Company or any of its subsidiaries is a party, or by which it or any of its subsidiaries' property may be bound or affected. The issuance of the Shares will trigger certain anti-dilution provisions set forth in common stock purchase warrants previously granted by the Company that will result in the issuance of not more than 2,400 additional shares under the affected warrants. Each of the Subscription Agreement and the Registration Rights Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms subject to general principles of equity and bankruptcy and other laws affecting creditors' rights generally.

     (c) Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, all Quarterly Reports on Form 10-Q filed thereafter (including the Company's Form 10-Q for the quarter ended September 30, 2001), and the Company's Current Report on Form 8-K filed on November 13, 2001, as amended, including, in each case, all exhibits thereto (collectively, the "Documents"), there are no material lawsuits or proceedings pending, or, to the Company's knowledge, threatened, against or affecting the Company or any of its subsidiaries and there are no proceedings before any governmental commission, bureau or other administrative agency pending, or, to the Company's knowledge, threatened, against or affecting the Company or any of its subsidiaries.

     (d) As of December 20, 2001, the authorized capital stock of the Company consisted of 50,000,000 shares of Common Stock of which 19,724,417 shares are issued and outstanding. An additional 3,560,100 shares of Common Stock are issuable upon the exercise of outstanding warrants (exclusive of the Warrants and the warrants to purchase 625,000 shares of Common Stock granted to S.A.C. Capital Associates, LLC) and outstanding vested and unvested options and restricted stock awards as of December 20, 2001.

     (e) The Shares issuable under this Subscription Agreement have been duly authorized and, when issued in compliance with this Subscription Agreement against payment therefor, will be validly issued, fully paid and nonassessable. The Shares will be issued free and clear of any claim, lien, security interest or other encumbrance; provided, however, that the Shares may be subject to restrictions applicable on transfer under state and/or federal securities laws.

     (f) No governmental permit, consent, approval or authorization is required in connection with (i) the execution, delivery and performance of this Subscription Agreement and the Registration Rights Agreement by the Company or
(ii) the offer, sale, issuance and delivery of the Shares contemplated hereby by the Company; provided that, all representations made to the Company by the
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Purchaser in this Subscription Agreement and in any other document or instrument delivered in connection herewith are assumed for purposes of this representation and warranty to be accurate and complete.

     (g) None of the Documents contains, as of the date thereof, any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein, in the light of the circumstances in which and the date on which they were made, not misleading, and each of such reports or filings complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under each such Act. As of the date hereof, except as disclosed in the Documents and except for operating losses in the ordinary course of business, since September 30, 2001, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), assets, liabilities or results of operations or, insofar as can be reasonably foreseen, prospects of the Company.

     (h) Neither this Agreement nor the Documents, as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (i) As of the date hereof, the Common Stock is traded on the NASDAQ National Market System and the Nasdaq Europe Exchange (formerly known as European Association of Securities Dealers Automated Quotation).

     (j) As of the date hereof, the Company is eligible to register securities for resale with the Securities and Exchange Commission (the "Commission") on Form S-3 promulgated under the Securities Act.

     (k) The Company has no obligation to pay brokers' fees or commissions by virtue of the sale of the Shares.

                                   SECTION 4.
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     4.1 Purchaser Representations and Warranties. The Purchaser hereby
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acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

     (a) The Purchaser has received, read carefully and understands the Documents and has had an adequate opportunity to consult his own attorney, accountant or investment advisor (his "Advisors") with respect to the suitability of the investment contemplated hereby for the Purchaser. The Purchaser further acknowledges that the Purchaser and its Advisors have also made such other investigation, review, examination and inquiry concerning the Company and its business and affairs as they have deemed appropriate so as to understand the nature of the investment in the Shares, including without limitation, the merits and risks thereof.

     (b) The Purchaser is acquiring the Shares for the Purchaser's own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in violation of the Securities Act. Further, the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares for which the Purchaser is subscribing.

     (c) The Purchaser has full power and authority to enter into this Subscription Agreement and the Registration Rights Agreement. The execution and delivery of this Subscription Agreement and the Registration Rights Agreement has been duly authorized by the Purchaser, and this Subscription Agreement constitutes a valid and legally binding obligation of the Purchaser.

     (d) The Purchaser acknowledges the Purchaser's understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder ("Regulation D"). In furtherance thereof, the Purchaser represents and warrants to and agrees with the Company and its affiliates as follows:

          (i) The Purchaser has the financial ability to bear the economic risk of the Purchaser's investment, which is speculative in nature, has adequate means for providing for the Purchaser's current needs and personal contingencies and has no need for liquidity with respect to the Purchaser's investment in the Company; and

          (ii) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares. If other than an individual, the Purchaser also represents it has not been organized for the purpose of acquiring the Shares.

     (e) The Purchaser is an "accredited investor," as that term is defined in Rule 501 of Regulation D, because it meets the standard(s) indicated in Appendix
                                                                        --------
I hereto.
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     (f) The Purchaser:

          (i) Has been furnished with copies of the Documents. The Purchaser acknowledges and agrees that the Documents supercede all written information regarding the Company that the Purchaser may have received prior to the date of the Documents. The Purchaser has carefully read the Documents and has relied solely (except as indicated in subsections (ii) and (iii) below) on the information contained in the Documents (including all exhibits thereto), provided, however, that the foregoing does not limit or modify the representations and warranties of the Company contained in
     Section 3 hereof or the right of the Purchaser to rely thereon;

          (ii) Has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Shares hereunder and the Company to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

          (iii) Has been given the opportunity for a reasonable period of time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the offering of the Shares and other matters pertaining to this investment, and has been given the opportunity for a reasonable period of time prior to the date hereof to obtain such additional information necessary to verify the accuracy of the information contained in the Documents or that which was otherwise provided in order for the Purchaser to evaluate the merits and risks of purchase of the Shares to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

          (iv) Has not been furnished with any oral representation or oral information in connection with the offering of the Shares which is not contained herein or in the Documents; and

          (v) Has determined that the Shares are a suitable investment for the Purchaser and that at this time the Purchaser could bear a complete loss of such investment.

     (h) The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company such that the Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

     (i) This offer is not transferable or assignable by the Purchaser. The Purchaser further represents, warrants and agrees that the Purchaser will not sell or otherwise transfer any of the Shares issued in connection with the this Subscription Agreement, without registration under the Securities Act or an exemption therefrom, and that the Purchaser fully understands and agrees that the Purchaser must bear the economic risk of the Purchaser's purchase for an indefinite period of time because, among other reasons, none of the Shares have been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. In particular, the Purchaser is aware that the Shares are "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Purchaser also understands that, except as otherwise provided in the Registration Rights Agreement, the Company is under no obligation to register any of the Shares on the Purchaser's behalf or to assist the Purchaser in complying with any exemption from registration under the Securities Act or applicable state securities laws. The Purchaser further understands that sales or transfers of the Shares are further restricted by state securities laws and the provisions of this Subscription Agreement.

     (j) No representations or warranties have been made to the Purchaser by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Shares the Purchaser is not relying upon any representations other than those contained herein.

     (k) Any information which the Purchaser has heretofore furnished to the Company in writing with respect to the Purchaser's financial position and business experience is correct and complete as of the date of this Subscription Agreement.

     (l) The Purchaser understands and agrees that the certificates for the Shares shall bear the following legend, or a similar legend to the same effect, until (i) the Shares shall have been registered under the Securities Act pursuant to the Registration Rights Agreement and effectively been disposed of in accordance with a registration statement that has been declared effective; or
(ii) in the opinion of counsel for the Company such Shares may be sold without registration under the Securities Act or any applicable "Blue Sky" or state securities laws:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ALL SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE

     OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT."

     (m) The Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to the Purchaser's net worth, and an investment in the Shares pursuant to the offering hereunder will not cause such overall commitment to become excessive.

     (n) The Purchaser: is not (i) a director, officer, or affiliate of the Company (a "Related Party"), (ii) a subsidiary, affiliate or other closely-related person of a Related Party, or (iii) any person, company or entity in which a Related Party has a substantial direct or indirect interest.

     (o) No Federal or state agency has made any findings or determination as to the fairness of the offering of the Shares hereunder (or any part thereof) for public investment, or any recommendation or endorsement of the Shares (or any part thereof).

     (p) The Purchaser holds good and valid title to the Warrants, free and clear of any and all liens, collateral or conditional assignments, pledges, hypothecations, security interests and other encumbrances.

                                   SECTION 5.
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     5.1 Modification. Neither this Subscription Agreement nor any provisions
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hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     5.2  Notices. All notices, authorizations, consents, notices, waivers,
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demands, requests or other communications required or permitted to be given under the terms of this Subscription Agreement shall be in writing and shall be deemed to have been delivered (i) upon the date of delivery, if personally delivered, (ii) one business day after deposit with a nationally-recognized overnight courier with charges prepaid, or (iii) upon the date of transmission, when sent by facsimile, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party (if transmission is completed by or before 6:30 p.m. Eastern Time) or the first business day following such transmission if completed after 6:30 p.m. Eastern Time. Notices shall be addressed as follows:

                  If to the Company, to:

                           Orthovita, Inc.
                           45 Great Valley Parkway
                           Malvern, PA  19355

                           Attn: Bruce A. Peacock
                           President and Chief Executive Officer
                           Fax:  610-640-2603

                  With copies (which copies shall not constitute notice) to:

                           Morgan, Lewis & Bockius LLP
                           1701 Market Street
                           Philadelphia, PA  19103-2921
                           Attn:  Stephen A. Jannetta, Esquire
                           Fax:  215-963-5299

                  If to the Purchaser, to:

                           SDS Merchant Fund, L.P.
                           One Sound Shore Drive
                           Greenwich, CT 06830
                           Attn:   Steve Derby
                           Fax:  203-629-0345

or to such other address as the party to whom the notice is to be given may have furnished to the other party hereto in writing in accordance with the provisions of this Section 5.2.

     5.3 Counterparts. This Subscription Agreement may be executed through the
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use of separate signature pages or in any number of counterparts (and by facsimile signature), and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

     5.4 Binding Effect. Except as otherwise provided herein, this Subscription
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Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Purchaser is more than one person, the obligation of the Purchaser shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

     5.5 Severability. In the event that any provision of this Subscription
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Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     5.6 Entire Agreement. This Subscription Agreement and the documents
         ----------------
referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

     5.7 Assignability. This Subscription Agreement is not transferable or
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assignable by the Purchaser.

     5.8  Applicable Law. This Subscription Agreement shall be governed by and
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construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to conflicts of law principles of such Commonwealth.

     5.9  Pronouns. The use herein of the masculine pronouns "he," "him" or
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"his" or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural as well.

     5.10 Survival. The respective indemnities, representations, warranties and
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agreements of the Company and the Purchaser contained in this Subscription Agreement or made by or on behalf on them, respectively, pursuant to this Subscription Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of this 20th day of December 2001.

Number of Shares of Common Stock subscribed for:                     500,000   .
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Amount of check enclosed or wire transfer:                       $ 1,200,000.--.
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                       SDS MERCHANT FUND,L.P.
                       ----------------------
                       (Print Name of Entity)


                       By: /s/ Steve Derby
                           ---------------
                           Name:  Steve Derby
                           Title: Managing Member


                       ORTHOVITA, INC.
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                       By: /s/ Joseph M. Paiva
                           -------------------
                           Name:  Joseph M. Paiva
                           Title: Vice President and Chief Financial Officer

                                   Appendix I
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     The undersigned certifies that it satisfies the standard indicated below to qualify as an "accredited investor" (as defined in Rule 501 of Regulation D promulgated under the Securities Act) (check the applicable line):

____ (a) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in
          Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decision made solely by persons that are accredited investors;

____  (b) Any private business development company as defined in Section
          202(a)(22) of the Investment Advisers Act of 1940;

 x    (c) Any organization described in Section 501(c)(3) of the Internal
----
          Revenue Code (the "Code"), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

____  (d) Any director or executive officer of the Company;

____ (e) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase exceeds $1,000,000;

____ (f) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year;

____ (g) Any trust, with assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person having such knowledge and experience in financial and business matters so such person is capable of evaluating the merits and risks of the investment to be made; or

____  (h) Any entity in which all of the equity owners are accredited investors.

                                            SDS MERCHANT FUND,L.P.
                                            ------------------------------------


                                            By: /s/ Steve Derby
                                                --------------------------------
                                                   Name:  Steve Derby
                                                   Title: Managing Member

                                    EXHIBIT A

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                      -14-